SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): July 31, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Investors and others should note that the Registrant announces material financial information using its investor relations website, http://ir.stockpr.com/whlr/overview, SEC filings, press releases, public conference calls, and webcasts. The Registrant may also use social media to communicate with the public about the Registrant, its subsidiaries, tenants, properties and other services and the information posted could possibly be deemed material information. As a result, the Registrant encourages investors, the media, and others interested in it to review the information that it posts on the following social media channels. This list will be updated periodically on the Registrant’s investor relations website.

Wheeler Real Estate Investment Trust, Inc. Facebook Page: https://www.facebook.com/WheelerREIT
Wheeler Real Estate Investment Trust, Inc. Twitter Feed: https://twitter.com/WheelerREIT
Wheeler Real Estate Investment Trust, Inc. LinkedIn Page: https://www.linkedin.com/company/wheeler-real-estate-investment-trust

On July 31, 2015, the Registrant issued a press release announcing that Wheeler may use social media to disseminate certain information about its activities, which could possibly be deemed material information. This press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Press release dated July 31, 2015, announcing the Registrant's usage of social media to disclose certain information.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: August 3, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated July 31, 2015, announcing the Registrant's usage of social media to disclose certain information.